UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2026 (July 28, 2026)

STAGEWISE STRATEGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-275731	61-2108075
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

64/2 Mahtumquili Street

Yashnobod District 100000

Tashkent City, Republic of Uzbekistan

(Address, including Zip Code, and Telephone Number,

including Area Code, of Registrant's Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Amended and Restated Bylaws

On July 28, 2026, the Board of Directors of StageWise Strategies Corp., a Nevada corporation (the “Company”),, acting by unanimous written consent, adopted and approved Amended and Restated Bylaws (the “Amended and Restated Bylaws”), which became effective immediately upon such approval and adoption. The Amended and Restated Bylaws supersede and replace the Company’s bylaws in effect immediately prior to the adoption of the Amended and Restated Bylaws.

The Amended and Restated Bylaws amend and restate the Company’s bylaws previously in effect in their entirety to (1) designate the Company’s registered office at 701 S Carson Street, Suite 200, Carson City, Nevada 89701 and its principal office at 64/e Mahtumquili Street, Yashnobod District 10000, Tashkent City, Republic of Uzbekistan, (ii) establish procedures governing annual and special meetings of stockholders, and (iii) authorize the Board of Directors to determine the Company’s fiscal year end, among other matters.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of StageWise Strategies Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2026

STAGEWISE STRATEGIES CORP.

By:	/s/ Temur Zokirov
Name:	Temur Zokirov
Title:	Chief Financial Officer

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